UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021 (August 18, 2021)

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2021,  The OLB Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain investors  (each, including its successors and assigns,  a “Purchaser,” and collectively the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 1,418,605 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and in a concurrent private placement, warrants to purchase up to 1,418,605 shares (the “Warrant Shares”) of Common Stock (the “Warrants”), at an aggregate purchase price of $4.30 per Share and associated Warrant. The Warrants will be exercisable six months from the date of issuance at an exercise price of $5.42 per share and will expire five and one-half years following the initial date of issuance.

The closing of the sale of the Shares and Warrants under the Agreement is expected to occur on or about August 23, 2021.  The Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 45 days after the closing of the sale of the Shares under the Agreement, and a prohibition on the Company from entering into agreements for or effecting certain variable rate transactions or securities issuances at future determined prices for a period of 12 months following the closing of the sale of the Shares under the Agreement, in each case, subject to certain exceptions.

The net proceeds of the Offering are estimated to be approximately $5.6 million, after deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from this Offering to invest in or acquire companies or technologies that are synergistic with or complimentary to our business, to expand and market our current products and working capital and general corporate purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the exclusive placement agent for the issuance and sale of the Shares. Wainwright will be entitled to a cash fee of 7.5% of the aggregate gross proceeds of the offering, warrants to purchase up to a number of shares of Common Stock equal to 7.5% of the Shares sold in substantially the same form as the Warrants and the reimbursement of certain out-of-pocket expenses up to an aggregate of $100,000.

The Shares were offered and sold by the Company through a prospectus supplement pursuant to the Company’s automatic “shelf” registration statement on Form S-3, which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 9, 2021 and subsequently declared effective on May 3, 2021 (File No. 333-255152) (the “Registration Statement”). Securities issued pursuant to the Registration Statement may only be offered by means of a prospectus. The Company has filed with the SEC the prospectus supplement, together with the accompanying base prospectus, used in connection with the offer and sale of the Shares.

The forms of the Agreement and the Warrant are filed as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the full text of such document, which is incorporated herein by reference.  No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Warrants is hereby incorporated by reference into this Item 3.02. The Warrants are being sold and, upon exercise, the Warrant Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 8.01 Other Events.

On August 19, 2021, the Company issued a press release announcing the Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
5.1	Opinion of Ellenoff, Grossman & Schole LLP
10.1	Form of Securities Purchase Agreement, dated August 18, 2021, by and between The OLB Group, Inc. and the purchasers named therein.
23.1	Consent of Ellenoff, Grossman & Schole LLP (contained in Exhibit 5.1)
99.1	Press Release, dated August 19, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2021

THE OLB GROUP

By:	/s/ Ronny Yakov
Name: Title:	Ronny Yakov Chief Executive Officer

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